Filed pursuant to Rule 424(b)(3)
                                                        Reg No. 333-83266

PROSPECTUS SUPPLEMENT NO. 15
(To Prospectus filed with the Securities and Exchange Commission (the "Commission") under cover of a Registration Statement on Form F-3 on February 20, 2002, as supplemented and amended by Prospectus Supplement No. 1, filed with the Commission on May 1, 2002, Prospectus Supplement No. 2, filed with the Commission on May 31, 2002, Prospectus Supplement No. 3, filed with the Commission on June 7, 2002, Prospectus Supplement No. 4, filed with the Commission on July 25, 2002, Prospectus Supplement No. 5, filed with the Commission on September 26, 2002, Prospectus Supplement No. 6, filed with the Commission on December 12, 2002, Prospectus Supplement No. 7, filed with the Commission on January 17, 2003, Prospectus Supplement No. 8, filed with the Commission on January 31, 2003, Prospectus Supplement No. 9, filed with the Commission on February 13, 2003, Prospectus Supplement No. 10, filed with the Commission on March 6, 2003, Prospectus Supplement No. 11, filed with the Commission on April 8, 2003, Prospectus Supplement No. 12, filed with the Commission on May 28, 2003, Prospectus Supplement No. 13, filed with the Commission on July 11, 2003, and Prospectus Supplement No. 14, filed with the Commission on July 18, 2003).

                               ASML HOLDING N.V.

                          30,814,576 ORDINARY SHARES

         This Prospectus Supplement No. 15 supplements and amends the Prospectus relating to 30,814,576 of our ordinary shares, issuable upon conversion of our 5.75% convertible subordinated notes due 2006, as filed with the Commission under cover of a Registration Statement on Form F-3 on February 20, 2002, as supplemented by Prospectus Supplement No. 1, filed with the Commission on May 1, 2002, Prospectus Supplement No. 2, filed with the Commission on May 31, 2002, Prospectus Supplement No. 3, filed with the Commission on June 7, 2002, Prospectus Supplement No. 4, filed with the Commission on July 25, 2002, Prospectus Supplement No. 5, filed with the Commission on September 26, 2002, Prospectus Supplement No. 6, filed with the Commission on December 12, 2002, Prospectus Supplement No. 7, filed with the Commission on January 17, 2003, Prospectus Supplement No. 8, filed with the Commission on January 31, 2003, Prospectus Supplement No. 9, filed with the Commission on February 13, 2003, Prospectus Supplement No. 10, filed with the Commission on March 6, 2003, Prospectus Supplement No. 11, filed with the Commission on April 8, 2003, Prospectus Supplement No. 12, filed with the Commission on May 28, 2003, Prospectus Supplement No. 13, filed with the Commission on July 11, 2003, and Prospectus Supplement No. 14, filed with the Commission on July 18, 2003.

         The table on pages 13 through 16 of the Prospectus (as supplemented and amended) sets forth information with respect to the selling securityholders and the respective number of ordinary shares to be beneficially owned by each selling securityholder upon conversion of the 5.75% convertible subordinated notes due 2006 and that may be offered pursuant to the Prospectus (as supplemented and amended). This Prospectus Supplement No. 15 amends that table by adding the items set forth below.


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         SELLING SECURITYHOLDER             NUMBER OF ORDINARY SHARES      PERCENTAGE OF
                                                TO BE OWNED UPON          TOTAL AMOUNT OF
                                               CONVERSION OF 5.75%        ORDINARY SHARES
                                            CONVERTIBLE SUBORDINATED     OUTSTANDING AS OF
                                           NOTES DUE 2006 AND OFFERED    DECEMBER 31, 2001
                                                     HEREBY

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Sunrise Partners Limited Partnership                 267,952                     *
Two American Lane, Greenwich, CT
06836-2571

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*Less than 1%

         The Prospectus, together with Prospectus Supplement Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and this Prospectus Supplement No. 15, constitutes the Prospectus required to be delivered by Section 5(b) of the Securities Act of 1933 with respect to offers and sales of ordinary shares, nominal value Euro 0.02 per share, issuable upon conversion of our 5.75% convertible subordinated notes due 2006.

         Prospective investors should carefully consider matters discussed under the caption "Risk Factors" beginning on page 1 of the Prospectus.

         Neither the Commission nor any U.S. state securities regulators have approved or disapproved of these securities or determined if this Prospectus Supplement No. 15 is truthful or complete. Any representation to the contrary is a criminal offense.

         The date of this Prospectus Supplement No. 15 is August 4, 2003.